Exhibit 99.6
CONSENT OF DANA M. CLUCKEY
     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Citizens Banking Corporation in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the merger of Citizens Banking Corporation and Republic Bancorp Inc.

By:	/s/ Dana M. Cluckey
Name:	Dana M. Cluckey
Date:	August 28, 2006